                                                                    EXHIBIT 12.1

                              CONNETICS CORPORATION

                       STATEMENT OF COMPUTATION OF RATIOS
                          OF EARNINGS TO FIXED CHARGES


                                     Three Months                     For the year ended December 31,
                                        Ended       -------------------------------------------------------------------
                                      March 31,
(in thousands)                          2004          2003           2002           2001           2000          1999
                                     ------------   --------       --------       --------       --------      --------
Income (loss) from continuing
  operations before income taxes      $  2,116      $ (2,933)      $(16,409)      $(16,397)      $ 33,198      $(27,283)
Add fixed charges                        1,042         2,261            658            460            597         1,099
                                      --------      --------       --------       --------       --------      --------
     Earnings (as defined)            $  3,158      $   (672)      $(15,751)      $(15,937)      $ 33,795      $(26,184)
                                      ========      ========       ========       ========       ========      ========
Fixed Charges
     Interest Expense                      691         1,202             11             46            235           868
     Amortization of debt
        issuance costs                     184           430              0              0              0             0
     Estimated interest
        component of rent
        expenses                           167           629            647            414            362           231
                                      --------      --------       --------       --------       --------      --------
Total fixed charges                      1,042         2,261            658            460            597         1,099
                                      ========      ========       ========       ========       ========      ========
Ration of earnings fixed charges           3.0          Note(i)        Note(i)        Note(i)        56.6          Note(i)
                                      --------      --------       --------       --------       --------      --------



(i) Earnings, as defined, were insufficient to cover fixed charges by $2.9 million, $16.4 million, $16.4 million and $27.3 million in the fiscal years 2003, 2002, 2001, and 1999, respectively.